AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                     JPMORGAN VALUE OPPORTUNITIES FUND, INC.

                                    ARTICLE I

          THE UNDERSIGNED, James H. Lemon, Jr., whose post office address is 1101 Vermont Avenue, N.W., Washington, D.C. 20005, being at least eighteen years of age, does hereby file these Amended and Restated Articles of Incorporation under the general laws of the State of Maryland.

                                   ARTICLE II
                                      Name
         The name of the Corporation is:
                  JPMORGAN VALUE OPPORTUNITIES FUND, INC.

                                   ARTICLE III
                               Purposes and Powers
         The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:
                  (1) To conduct and carry on the business of an investment company of the management type. (2) To hold, invest and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.
                  (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the general laws of the State of Maryland, by the Investment Company Act of 1940, as amended (the "1940 Act"), and by these Articles of Incorporation, as its Board of Directors may determine.
                  (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the general laws of the State of Maryland, by the 1940 Act and by these Articles of Incorporation.
                  (5) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, desirable or appropriate for, or incidental, related or conducive to, the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

         The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV
                       Principal Office and Resident Agent

         The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a Maryland corporation, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.


                                    ARTICLE V
                                  Capital Stock
                  (1) The total number of shares of capital stock that the
            Corporation shall be authorized to issue is five hundred million (500,000,000) shares, of par value of One Cent ($0.01) per share of the aggregate par value of five million dollars ($5,000,000). The Board of Directors of the Corporation is hereby empowered to increase or decrease, from time to time, the total number of shares of capital stock or the number of shares of capital stock in any class or series that the Corporation shall have authority to issue without any action by the shareholders. The Board of Directors has further divided and reclassified the common stock of the Corporation into four classes of shares, designated Class A, Class B, Class C and Institutional Class Shares. The authorized shares of each such class of common stock shall consist of the sum of (x) the outstanding shares of that class and (y) one-fourth of the authorized but unissued shares of all classes of common stock; provided however, that in the event application of the above formula would result, at the time, in fractional shares of one of more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided further, that at all times the aggregate number of authorized Class A, Class B, Class C and Institutional Class shares of common stock shall not exceed the authorized number of shares of common stock (i.e. 500,000,000 shares until changed by action of the Board of Directors in accordance with Section 2-208.1 of the Maryland General Corporation Law).
                  (2) Except to the extent provided otherwise by the Articles of
            Incorporation, the Class A shares, the Class B shares, the Class C shares and the Institutional Class shares of the Corporation shall represent an equal proportionate interest in the assets of the Corporation (subject to the liabilities of the Corporation) and each share shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the Articles of Incorporation of the Corporation to the contrary:
                           a. Class A shares, Class B shares, Class C shares and
                  Institutional Class shares may be issued and sold subject to different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940 and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares;

                            b. Expenses, costs and charges which are determined
                  by or under the supervision of the Board of Directors to be attributable to the shares of a particular class may be charged to that class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that class;

                            c. Except as otherwise provided hereinafter, on the
                  first business day of the month following the eighth anniversary of the date that Class B shares were originally purchased by a holder thereof, such shares (as well as a pro rata portion of any Class B shares purchased through the reinvestment of dividends or other distributions paid on all Class B shares held by such holder) shall automatically convert to Class A shares on the basis of the respective net asset values of the Class B shares and the Class A shares on the conversion date; provided, however, that the Board of Directors, in its sole discretion, may suspend the conversion of Class B shares if any conversion of such shares would constitute a taxable event under federal income tax law (in which case the holder of such Class B shares shall have the right to exchange from time to time any or all of such Class B shares held by such holder for Class A shares on the basis of the respective net asset values of the Class B shares and the Class A shares on the applicable exchange date and without the imposition of a sales charge or fee); and provided, further, that conversion (or exchange) of Class B shares represented by stock certificates shall be subject to tender of such certificates.

                            d. Subject to the foregoing paragraph, Class A,
                  Class B, Class C and Institutional Class shares may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.

                  (3) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately, to the respective fractions represented thereby, all the rights of whole shares including without limitation the right to vote, the right to receive dividends or distributions and the right to participate upon liquidation of the Corporation, but excluding the right to receive a certificate representing the fractional shares.
                  (4) No holder of stock of the Corporation shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation that it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation or out of any shares of the capital stock of the Corporation acquired by it after the issuance thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.
                  (5) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation.
                  (6) As used in these Articles of Incorporation, a "series" of shares represent interests in the same assets, liabilities, income, earnings and profits of the Corporation; each "class" of shares of a series represents interests in the same underlying assets, liabilities, income, earnings and profits, but may differ from other classes of such series with respect to fees and expenses or such other matters as shall be established by the Board of Directors. Initially, the shares of capital stock of the Corporation shall be all of one class and series designated as "common stock." The Board of Directors shall have authority to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock. Subject to the provisions of Section (7) of this Article V and applicable law, the power of the Board of Directors to classify or reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any such stock into one or more series of capital stock and to divide and classify shares of any series into one or more classes of such series, by determining, fixing or altering one or more of the following:
                           a. The distinctive designation of such class or
                  series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased or otherwise acquired by the Corporation shall remain part of the authorized capital stock and be subject to classification and reclassification as provided herein.

                           b. Whether or not and, if so, the rates, amounts and
                  times at which, and the conditions under which, dividends shall be payable on shares of such class or series;

                           c. Whether or not shares of such class or series
                  shall have voting rights in addition to any general voting rights provided by law and the Articles of the Corporation and, if so, the terms of such additional voting rights;

d. The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation.


                  (7) Shares of capital stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

                           a. Assets Belonging to a Series. All consideration
                  received by the Corporation for the issue or sale of stock of any series of capital stock, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of shares of capital stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such series. Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily attributable to any particular series shall be allocable among any one or more of the series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

                           b. Liabilities Belonging to a Series. The assets
                  belonging to any series of capital stock shall be charged with the liabilities in respect of such series and shall also be charged with such series' share of the general liabilities of the Corporation determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to a given series; and as to whether the same are allocable to one or more series. The liabilities so allocated to a series are herein referred to as "liabilities belonging to" such series. Any liabilities which are not readily attributable to any particular series shall be allocable among any one or more of the series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

                           c. Dividends and Distributions. Shares of each series
                  of capital stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such series, provided, however, that dividends and distributions on shares of a series of capital stock shall be paid only out of the lawfully available "assets belonging to" such series as such phrase is defined in Section (7)(a) of this Article V.

                           d. Liquidating Dividends and Distributions. In the
                  event of the liquidation or dissolution of the Corporation, shareholders of each series of capital stock shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular series of capital stock, the assets belonging to such series; and the assets so distributable to the shareholders of any series of capital stock shall be distributed among such shareholders in proportion to the number of shares of such series held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular series of capital stock and available for distribution, such distribution shall be made to the holders of stock of all series of capital stock in proportion to the asset value of the respective series of capital stock determined as hereinafter provided.

                           e. Voting. Each shareholder of each series of capital
                  stock shall be entitled to one vote for each share of capital stock, irrespective of the class, then standing in his name on the books of the Corporation, and on any matter submitted to a vote of shareholders, all shares of capital stock then issued and outstanding and entitled to vote shall be voted in the aggregate and not by series except that: (i) when expressly required by law, shares of capital stock shall be voted by individual class or series and (ii) only shares of capital stock of the respective series or class or classes affected by a matter shall be entitled to vote on such matter.

                                   ARTICLE VI
         Provisions for Defining, Limiting and Regulating Certain Powers
            of the Corporation and of the Directors and Shareholders


                  (1) The number of directors of the Corporation shall be nine
         (9), which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors, who will serve until their resignation or removal and until a successor is elected and qualified, are as follows:

                                 Cyrus A. Ansary
                             Daniel J. Callahan III
                               James H. Lemon, Jr.
                                 Harry J. Lister
                               James C. Miller III
                               Katherine D. Ortega
                                J. Knox Singleton
                                 T. Eugene Smith
                                Jeffrey L. Steele

                  (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable subject to such limitations as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation, the Maryland General Corporation Law or the 1940 Act.
                  (3) The Corporation shall indemnify any person who is or was a director or officer of the Corporation to the full extent permitted by the general laws of the State of Maryland, subject to the requirements of the 1940 Act.
                  (4) The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation against any liability asserted against him and incurred by him in or arising out of his position, whether or not the Corporation would have the power to indemnify him against such liability.
                  (5) The Corporation may advance expenses to a director or officer of the Corporation who is a party to any action, suit or proceeding in or arising out of his position in advance of the final disposition of such action, suit or proceeding to the full extent permitted by law.
                  (6) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the 1940 Act.

                                   ARTICLE VII
                                   Redemption
         Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation at the redemption price of such shares as in effect from time to time, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the time of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by, or pursuant to the direction of, the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Payment of the redemption price shall be made in cash or by check on current funds, or in assets other than cash, by the Corporation, at such time and in such manner as may be determined, from time to time, by the Board of Directors.

                                  ARTICLE VIII
                              Determination Bonding
         Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the proprietary thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the establishment or designation of procedures or methods to be employed for valuing any asset of the Corporation and as to the value of any asset, as to the funds available for the declaration of dividends and as to the declaration of dividends, as to the price of any security owned by the Corporation, as to the estimated expense to the Corporation in connection with purchases or redemptions of its shares, as to the ability to liquidate investments in orderly fashion or as to any other matters relating to the issue, sale, purchase or redemption or other acquisition or disposition of investments or shares of capital stock of the Corporation or the determination of the net asset value per share of shares of the stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short" or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE IX
                                    Amendment
         The Corporation reserves the right from time to time to make any amendment of its Articles of Incorporation, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock by classification, reclassification or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the votes, as defined in the 1940 Act, entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.

         The provisions in this Amended and Restated Articles of Incorporation are all either provisions in effect in the Corporation's previously filed Articles of Incorporation, or are Amendments to these Articles that were advised and approved by the entire Board of Directors and approved by shareholders, where required.


         IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be signed in its name and on its behalf by its Chairman and attested by its Secretary on this 21st day of December, 2004.


                                                     James H. Lemon, Jr.
                                                     Chairman of the Board

ATTEST:
By: Howard L. Kitzmiller
    Secretary